Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2012

•	Fourth quarter revenue of $24.3 million, up 31% year-over-year
•	Fiscal year 2012 revenue of $88.0 million, up 38% year-over-year
•	$2.7 million of cash from operations drives positive free cash flow of $2.5 million for the fourth quarter
•	Executive transition plan announced; President and COO David Mendels will become CEO; Jeremy Allaire will become Executive Chairman of the Board

BOSTON, MA. (January 31, 2013) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud content services, today announced financial results for the fourth quarter and fiscal year ended December 31, 2012.

“Brightcove ended 2012 on a strong note, with our fourth quarter results once again exceeding our revenue and profitability guidance,” said Jeremy Allaire, Chairman and Chief Executive Officer of Brightcove. “2012 was an exciting year for Brightcove. We consistently exceeded our financial objectives, acquired Zencoder, significantly expanded our product footprint and value proposition, added over a thousand customers to our Video Cloud platform including some of the world’s largest media companies, and successfully completed our initial public offering.”

Allaire added, “We are pushing the pace of innovation in the online digital content delivery market, as evidenced by both Frost and Sullivan and ABI Research naming Brightcove the industry’s leading Online Video Platform. We continue to see a broad cross-section of companies recognizing the compelling user experience online digital content can offer their customers, and we believe Brightcove is well positioned to benefit from this growing demand in an emerging multi-billion dollar market.”

Fourth Quarter 2012 Financial Highlights:

Revenue: Total revenue for the fourth quarter of 2012 was $24.3 million, an increase of 31% compared to $18.5 million for the fourth quarter of 2011. Subscription and support revenue was $23.2 million, an increase of 34% compared with $17.3 million for the fourth quarter of 2011. Professional services and other revenue was $1.1 million, compared to $1.2 million for the fourth quarter of 2011.

Gross Profit: Gross profit for the fourth quarter of 2012 was $16.7 million, compared to $12.9 million for the fourth quarter of 2011, and gross margin for the fourth quarter of 2012 was 69%. Non-GAAP gross profit for the fourth quarter of 2012 was $17.1 million, representing a year-over-year increase of 32% and a non-GAAP gross margin of 70%.

Operating Loss: Loss from operations was $4.6 million for the fourth quarter of 2012, compared to a loss of $3.3 million for the fourth quarter of 2011. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangibles and merger-related expenses, was $1.4 million for the fourth quarter of 2012, an improvement compared to a non-GAAP loss from operations of $2.2 million during the fourth quarter of 2011.

Net Loss: Net loss attributable to common stockholders was $4.7 million, or $0.17 per basic and diluted share, for the fourth quarter of 2012. This compares to a net loss attributable to common stockholders of $5.2 million, or $1.02 per basic and diluted share, for the fourth quarter of 2011.

Non-GAAP net loss attributable to common stockholders, which excludes stock-based compensation expense, the amortization of acquired intangibles, merger-related expenses, merger-related income tax adjustments and the accretion of dividends on redeemable convertible preferred stock, was $1.5 million for the fourth quarter of 2012, or $0.05 per basic and diluted share, compared to a non-GAAP net loss attributable to common stockholders of $2.7 million for the fourth quarter of 2011, or $0.53 per basic and diluted share.

Balance Sheet and Cash Flow: As of December 31, 2012, Brightcove had $33.0 million of cash, cash equivalents and investments, an increase from $30.8 million at September 30, 2012. Brightcove generated $2.7 million in cash from operations and invested $0.2 million in capital expenditures, leading to free cash flow of $2.5 million for the fourth quarter of 2012. Free cash flow was $(0.1) million for the fourth quarter of 2011.

Full Year 2012 Financial Highlights:

Revenue: Total revenue was $88.0 million for 2012, an increase of 38% compared to $63.6 million for 2011. Subscription and support revenue was $84.3 million, an increase of 40% compared with $60.2 million for 2011. Professional services and other revenue was $3.7 million, an increase compared to $3.4 million for 2011.

Gross Profit: Gross profit was $60.6 million for 2012, compared to $43.3 million for 2011, and gross margin was 69% for 2012. Non-GAAP gross profit was $61.2 million for 2012, representing a year-over-year increase of 41% and a non-GAAP gross margin of 70%.

Operating Loss: Loss from operations was $15.4 million for 2012, compared to a loss of $16.1 million for 2011. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangibles and merger-related expenses, was $7.1 million for 2012, an improvement compared to a non-GAAP loss from operations of $11.9 million for 2011.

Net Loss: Net loss attributable to common stockholders was $13.9 million, or $0.57 per basic and diluted share, for 2012. This compares to a net loss attributable to common stockholders of $23.3 million, or $4.75 per basic and diluted share, for 2011.

Non-GAAP net loss attributable to common stockholders, which excludes stock-based compensation expense, the amortization of acquired intangibles, merger-related expenses, merger-related income tax adjustments and the accretion of dividends on redeemable convertible preferred stock, was $8.3 million for 2012, or $0.34 per basic and diluted share, compared to a non-GAAP net loss attributable to common stockholders of $13.4 million for 2011, or $2.74 per basic and diluted share.

Cash Flow: Brightcove used $1.2 million in cash from operations and invested $6.3 million in capital expenditures, leading to free cash flow of $(7.5) million for the full year 2012. Free cash flow was $(11.6) million for 2011.

A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights

•	Added 172 volume customers and 52 premium customers. New customers added during the quarter include Allstate, Aflac, Bristol Meyers Squibb, Georgetown University, Johnson & Johnson, Merck and Azubu.

•

Brightcove was selected as the leading Online Video Platform (OVP) by both Frost & Sullivan and ABI Research in their most recent industry reports. This marks the 2nd consecutive year Frost & Sullivan has named Brightcove the leading OVP.

Fiscal Year 2013 Financial Highlights:

Business Outlook

Based on information as of today, January 31, 2013, the Company is issuing the following financial guidance:

First Quarter 2013*: The Company expects revenue to be $23.5 million to $24.0 million, and non-GAAP operating loss to be $2.0 million to $2.3 million. Assuming approximately 28.0 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.08 to $0.10.

Full Year 2013*: The Company expects revenue to be $102 million to $105 million, and non-GAAP operating loss to be $4.5 million to $6.5 million. Assuming approximately 28.4 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.18 to $0.25.

*With respect to the Company’s expectations under “Business Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP net loss per share to GAAP loss from operations and GAAP net loss per share because the Company does not provide guidance for stock-based compensation expense, merger-related expenses, merger-related income tax adjustments or amortization of acquired intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As the items that impact GAAP loss from operations and GAAP net loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP net loss per share is not available without unreasonable effort.

2013 Executive Transition Plan

Brightcove also announced today an executive transition plan for 2013. David Mendels, currently President and Chief Operating Officer of Brightcove, will become the Company’s Chief Executive Officer following the completion of the first quarter 2013. Jeremy Allaire will continue to serve in his role as Chief Executive Officer during this transition period and will become Executive Chairman of the Board at the beginning of the second quarter of 2013, at which time he will continue to be actively involved in the company’s strategic planning, product development and key customer relationships.

Mendels has served as Brightcove’s President and Chief Operating Officer since 2010. Prior to joining Brightcove, Mendels was Senior Vice President and General Manager of Adobe’s Business Productivity Unit, where he was responsible for over $1 billion in revenue from products including Acrobat, Connect, LiveCycle and Flex. He joined Adobe following their acquisition of Macromedia, where he had successive executive roles including in Sales, Marketing, Business Development/Corporate Strategy and as General Manager and Executive Vice President of Product for the company’s Web Publishing business unit.

“As a founder of Brightcove, I couldn’t be prouder of the company’s accomplishments over the last eight years, which has put us in a position to cross the $100 million in revenue milestone during 2013,” said Jeremy Allaire. “One of the pillars of our success has been the strength of the team that we have put in place, including David Mendels, who has played a critical role in leading Brightcove’s sales, marketing and product development processes as our President and Chief Operating Officer. David is the right person to lead Brightcove into its next stage of growth and I am thrilled to have an executive with his background and experience succeeding me as CEO. I look forward to continuing to work with David.”

“I’m honored to be named CEO of Brightcove and am excited to lead the company in its next phase of growth as we work to fulfill its mission of publishing the world’s professional digital media,” said David Mendels, President, Chief Operating Officer and Chief Executive Officer-Designate. “I believe we have a great opportunity to further expand our long-term leadership position in this dynamic market and to create a very large company over time.”

Conference Call Information

Brightcove will host a conference call today, January 31, 2013, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-705-6003 (domestic) or 201-493-6725 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 407069. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud content services, offers a family of products used to publish and distribute the world’s professional digital media. The company’s products include Video Cloud, the market-leading online video platform, App Cloud, a pioneering content app platform, and Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider. Brightcove has more than 6,350 customers in over 60 countries that rely on Brightcove cloud content services to build and operate media experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2013 and full year 2013, our position to execute on our growth strategy, our ability to expand our leadership position and market opportunity and the execution of our executive transition plan. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses, our limited operating history; expectations regarding the widespread adoption of customer demand for our Video Cloud, App Cloud and Zencoder products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in the Company’s final prospectus related to its initial public offering filed pursuant to Rule 424b under the Securities Act with the Securities and Exchange Commission on February 17, 2012, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss attributable to common stockholders and non-GAAP basic and diluted net loss per share attributable to common stockholders. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, the accretion of dividends on redeemable convertible preferred stock, amortization of acquired intangible assets, merger-related costs and merger-related income tax adjustments. Merger-related costs include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Merger-related income tax adjustments include one-time charges or benefits that are incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove, Inc

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$21,708	$17,227
Short-term investments	8,264	—
Restricted cash	102	—
Accounts receivable, net of allowance	18,956	14,693
Prepaid expenses	1,497	1,560
Deferred tax asset	187	—
Other current assets	1,490	1,774

Total current assets	52,204	35,254
Long-term investments	3,069	—
Property and equipment, net	8,400	6,079
Intangible assets, net	10,387	—
Goodwill	22,018	2,372
Deferred initial public offering costs	—	2,544
Restricted cash	201	233
Other assets	714	856

Total assets	$96,993	$47,338

Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$619	$2,026
Accrued expenses	11,639	8,773
Current portion of long-term debt	—	833
Deferred revenue	18,961	13,418

Total current liabilities	31,219	25,050
Deferred revenue, net of current portion	255	354
Long-term debt	—	6,167
Other liabilities	1,027	77
Redeemable convertible preferred stock warrants	—	424

Total liabilities	32,501	32,072

Redeemable convertible preferred stock	—	120,351

Stockholders' Equity (Deficit):
Common stock	28	5
Additional-paid-in-capital	167,912	—
Accumulated other comprehensive income	572	1,056
Accumulated deficit	(105,862)	(107,254)

Total stockholders’ equity (deficit) attributable to Brightcove Inc.	62,650	(106,193)
Non-controlling interest in consolidated subsidiary	1,842	1,108

Total stockholders’ equity (deficit)	64,492	(105,085)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$96,993	$47,338

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue:
Subscription and support revenue	$23,200	$17,293	$84,257	$60,169
Professional services and other revenue	1,138	1,243	3,716	3,394

Total revenue	24,338	18,536	87,973	63,563
Cost of revenue: (1) (2)
Cost of subscription and support revenue	6,303	4,401	22,553	15,478
Cost of professional services and other revenue	1,300	1,234	4,831	4,744

Total cost of revenue	7,603	5,635	27,384	20,222

Gross profit	16,735	12,901	60,589	43,341

Operating expenses: (1) (2)
Research and development	5,213	4,088	18,725	15,267
Sales and marketing	10,543	8,739	38,725	31,564
General and administrative	4,968	3,401	16,734	12,640
Merger-related	617	—	1,852	—

Total operating expenses	21,341	16,228	76,036	59,471

Loss from operations	(4,606)	(3,327)	(15,447)	(16,130)
Other expense, net	—	(332)	(494)	(1,054)

Loss before income taxes and non-controlling interest in consolidated subsidiary	(4,606)	(3,659)	(15,941)	(17,184)
(Benefit from) provision for income taxes	(267)	(4)	(3,489)	90

Consolidated net loss	(4,339)	(3,655)	(12,452)	(17,274)
Net income attributable to noncontrolling interest in consolidated subsidiary	(312)	(129)	(734)	(361)

Net loss attributable to Brightcove Inc.	(4,651)	(3,784)	(13,186)	(17,635)
Accretion of dividends on redeemable convertible preferred stock	—	(1,410)	(733)	(5,639)

Net loss attributable to common stockholders	$(4,651)	$(5,194)	$(13,919)	$(23,274)

Net loss per share attributable to common stockholders—basic and diluted	$(0.17)	$(1.02)	$(0.57)	$(4.75)

Weighted-average shares —basic and diluted	27,858	5,067	24,626	4,900

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	39	12	125	52
Cost of professional services and other revenue	37	29	116	117
Research and development	279	80	687	367
Sales and marketing	556	215	1,606	1,008
General and administrative	1,264	774	3,309	2,653

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	253	—	380	—
Cost of professional services and other revenue	—	—	—	—
Research and development	10	—	15	—
Sales and marketing	167	—	250	—
General and administrative	—	—	—	—

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
Operating activities	2012	2011
Net loss	$(12,452)	$(17,274)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,666	2,992
Stock-based compensation	5,843	4,197
Deferred tax liabilities	(3,406)	—
Change in fair value of warrants	(28)	139
Provision for reserves on accounts receivable	137	52
Amortization of premium on investments	133	—
Amortization of deferred financing costs	44	12
Loss on disposal of equipment	83	46
Loss on sale of investments	—	146
Changes in assets and liabilities:
Accounts receivable	(4,437)	(5,438)
Prepaid expenses	77	(311)
Other current assets	153	(1,588)
Other assets	90	(452)
Accounts payable	(1,321)	800
Accrued expenses	3,732	1,466
Deferred revenue	5,477	8,014

Net cash used in operating activities	(1,209)	(7,199)

Investing activities
Cash paid for acquisition, net of cash acquired	(27,210)	—
Sales of investments	—	2,732
Purchases of investments	(14,063)	—
Maturities of investments	2,596	—
Purchases of property and equipment	(6,299)	(4,064)
Capitalization of internal-use software costs	(24)	(354)
Decrease in restricted cash	—	321

Net cash used in investing activities	(45,000)	(1,365)

Financing activities
Proceeds from exercise of stock options	1,347	475
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	56,762	—
Deferred initial public offering costs	—	(2,287)
Borrowings under term loan	—	7,000
Repayments under term loan	(7,000)	—

Net cash provided by financing activities	51,109	5,188

Effect of exchange rate changes on cash	(419)	262

Net increase in cash and cash equivalents	4,481	(3,114)
Cash and cash equivalents at beginning of period	17,227	20,341

Cash and cash equivalents at end of period	$21,708	$17,227

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
GROSS PROFIT:
GAAP gross profit	$16,735	$12,901	$60,589	$43,341
Stock-based compensation expense	76	41	241	169
Amortization of acquired intangible assets	253	—	380	—

Non-GAAP gross profit	$17,064	$12,942	$61,210	$43,510

LOSS FROM OPERATIONS:
GAAP loss from operations	$(4,606)	$(3,327)	$(15,447)	$(16,130)
Stock-based compensation expense	2,175	1,110	5,843	4,197
Merger-related expenses	617	—	1,852	—
Amortization of acquired intangible assets	430	—	645	—

Non-GAAP loss from operations	$(1,384)	$(2,217)	$(7,107)	$(11,933)

NET LOSS:
GAAP net loss attributable to common stockholders	$(4,651)	$(5,194)	$(13,919)	$(23,274)
Stock-based compensation expense	2,175	1,110	5,843	4,197
Accretion of dividends on redeemable convertible preferred stock	—	1,410	733	5,639
Merger-related expenses	617	—	1,852	—
Amortization of acquired intangible assets	430	—	645	—
Merger-related income tax adjustments	(93)	—	(3,406)	—

Non-GAAP net loss attributable to common stockholders	$(1,522)	$(2,674)	$(8,252)	$(13,438)

GAAP basic and diluted net loss per share attributable to common stockholders	$(0.17)	$(1.02)	$(0.57)	$(4.75)

Non-GAAP basic and diluted net loss per share attributable to common stockholders	$(0.05)	$(0.53)	$(0.34)	$(2.74)

Shares used in computing GAAP and Non-GAAP basic and diluted net loss per share attributable to common stockholders	27,858	5,067	24,626	4,900